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                                                                    EXHIBIT 10.9


                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") to the PURCHASE AND SALE AGREEMENT dated as of November 6, 2002 (the "Agreement"), is made and entered into as of December 4, 2002 by and among (1) EL PASO CGP COMPANY, a Delaware corporation ("El Paso CGP"); COASTAL COAL COMPANY, LLC, a Delaware limited liability company ("Coastal Coal"); COASTAL COAL - WEST VIRGINIA, LLC, a Delaware limited liability company ("Coastal Coal WV"); and ANR WESTERN COAL DEVELOPMENT COMPANY, a Delaware corporation ("ANR WCDC") (individually a "Seller" and collectively the "Sellers") and (2) CSTL LLC, a Delaware limited liability company (the "Buyer"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

         WHEREAS, the Parties have agreed to amend the terms of the Deed/Lease Agreements to provide El Paso CGP or its designee an overriding royalty interest;

         WHEREAS, in consideration of granting El Paso CGP such an overriding royalty interest the Parties have agreed to reduce the Purchase Price from $69 million to $57 million; and

         WHEREAS, the Parties have agreed to delete certain conditions precedent and post-closing covenants with regard to the preparation of financial statements.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and Buyer hereby agree as follows:

1.       Amendment.

         1.1 Purchase Price Reduction - Section 2.2 of the Agreement is hereby amended to reduce the Purchase Price from $69 million to $57 million.

         1.2 Deliveries at the Closing Amendment - The following changes shall be made with respect to the documents to be delivered at Closing:

                  (a) Deed - The form of the special warranty deeds referred to in Section 2.4 and attached as Exhibit C to the Agreement for Dickenson, Lee, Russell, Scott and Wise Counties, Virginia and Preston County, West Virginia shall be amended to conform to the form attached to this Amendment. Coastal Coal and Coastal Coal WV, respectively, will execute and deliver such deeds to the Buyer that are necessary (a) to convey to the Buyer (i) the Coastal Coal Real Property and the Coastal Coal Easements and (ii) the Coastal Coal WV Real Property and the Coastal Coal WV Easements, together with sales listing forms required by applicable law and (b) to convey to El Paso CGP or its designee an overriding royalty interest in the identified properties.

                  (b) Leases - The form of the Lease Agreements referred to in
Section 2.4 and attached as Exhibit E to the Agreement for VICC and Kingwood shall be amended to conform to the form attached to this Amendment.

The Parties agree that the effective date for purposes of the lease payments under the Lease Agreements and the overriding royalty interests under the special warranty deeds set forth above shall be the first day of the month of the month of Closing.

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         1.3 Financial Statement Amendments - The following provisions of the
Agreement shall be deleted as set forth below with regard to the preparation of financial statements and submissions to the Securities and Exchange Commission:

                  (a) Section 5.7 shall be deleted in its entirety; and

                  (b) Section 7.1(f) shall be deleted in its entirety.

         1.4 Employee Matters Amendment - Section 6.3 of the Agreement is hereby amended and replaced in its entirety with the following:

         6.3      Employee Matters.

                  (a) As of December 31, 2002, the employees listed on Section
6.3 of the Disclosure Schedule as of the Closing (the "Current Employees") shall be offered employment with the Buyer or its Affiliates in the same positions, at the same level of wages and/or salary, and at a work location which is within 50 miles of their work location as of December 31, 2002; provided, however, except as may be specifically required by applicable law or any contract, neither the Buyer nor its Affiliates, on the one hand, nor any employee, on the other hand, shall be obligated to continue any employment relationship or any specific terms of employment for any specific period of time. As of December 31, 2002, all Current Employees shall cease active participation in all employee benefit plans and arrangements of the Sellers and their Affiliates. As of December 31, 2002, all Current Employees shall be permitted to participate in the employee benefits plans and arrangements of the Buyer and its Affiliates on the same terms as similarly situated employees of the Buyer or any of its Affiliates. To the extent any employee benefit plan, program or policy of the Buyer or their Affiliates is made available to the Current Employees as of December 31, 2002 with respect to any welfare benefit plans to which such employees may become eligible, the Buyer or its Affiliates shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Seller and its Affiliates for their employees as of December 31, 2002.

                  (b) For the period from Closing until December 31, 2002, the Sellers agree to make the Current Employees available to provide support or services to the Buyer in its operation of the Assets after the Closing consistent with the type of support the Current Employees provided immediately prior to Closing (the "Services"). The Sellers shall provide or cause to be provided to the Buyer the Services pursuant to this Section 6.3(b) with the same degree of care, skill and diligence with which the Sellers perform similar services for its own account or the account of its affiliates. In no event shall the Sellers or its Affiliates be liable for any damages or liability (including without limitation any special, incidental, consequential, any lost profits or punitive damages) arising out of or in connection with any Services to be rendered by the Sellers pursuant to this Section 6.3(b). The Sellers make no representations or warranties, expressed or implied, with respect to the Services to provided pursuant to this Section 6.3(b). Buyer agrees that Sellers shall be allowed reasonable access to the Current Employees at no cost during the period from December 31, 2002 through June 30, 2003, so that Current Employees can provide transitional assistance to Sellers with respect to (a) the sale of Sellers mining operations, (b) relocation of property and lease records, and (c) various property and lease management issues as they arise.

2. Effect of This Agreement - From and after the date of this Amendment, all references in the Agreement to the Agreement shall mean the Agreement, as amended, modified or supplemented hereby.

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Except as specifically amended, modified or supplemented above, the Agreement shall remain in full force and effect (subject to the conditions precedent to effectiveness contained in the Agreement) and is hereby ratified and confirmed.

3. Headings - The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Amendment.

4. Counterparts - This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties set forth below have caused this Amendment to be duly executed as of December 4, 2002.

                                            CSTL LLC
                                            By NRP (Operating) LLC, its sole
                                              managing member,


                                            By: /s/ Kevin Wall
                                               ---------------------------------
                                                Kevin Wall, Its Vice President

                                            EL PASO CGP COMPANY


                                            By: /s/ Kevin Crutchfield
                                               ---------------------------------
                                            Title: Pres
                                                  ------------------------------

                                            COASTAL COAL COMPANY, LLC


                                            By: /s/ Kevin Crutchfield
                                               ---------------------------------
                                            Title: Pres
                                                  ------------------------------

                                            COASTAL COAL - WEST VIRGINIA, LLC


                                            By: /s/ Kevin Crutchfield
                                               ---------------------------------
                                            Title: Pres
                                                  ------------------------------

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                                            ANR WESTERN COAL DEVELOPMENT COMPANY


                                            By: /s/ Bennett K. Hatfield
                                               ---------------------------------
                                            Title: Executive Vice President
                                                  ------------------------------

ACCEPTED AND AGREED TO
AS OF DECEMBER 4, 2002

NATURAL RESOURCES PARTNERS L.P.
By NRP (GP) LP, its General Partner
By GP Natural Resources Partners LLC,
  its general partner


By: /s/ Kevin Wall
   ----------------------------------
Name:  Kevin Wall
Title: Vice President

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